Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of The Blackhawk Fund on Form SB-2 of our report dated February 1, 2007, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Gruber & Company, LLC

Lake St. Louis, MO
April 11, 2007